UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2009

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, Old National Bancorp (the "Company") issued a press release announcing the resignation of Charles D. Storms from the Company’s Board of Directors. Mr. Storms resigned from the Board of Directors effective July 23, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2009, the Board of Directors of the Company adopted an amendment to Article V, Section 1 of the Company’s By-Laws to opt out of Indiana Code 23-1-33-6(c). As recently amended, this provision of the Indiana Business Corporation Law would require the Company to stagger the terms of its directors unless the Company adopts a by-law amendment, no later than July 31, 2009, electing not to be governed thereby. By opting out of this amended statute, the Company’s directors will continue to be elected annually.

A copy of the Company’s Amended and Restated By-Laws, as amended on July 23, 2009, is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and Article V, Section 1 thereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 – Amended and Restated By-Laws of Old National Bancorp, as amended July 23, 2009.

99.1 – Press Release issued by Old National Bancorp dated July 23, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

July 23, 2009	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Old National Bancorp, as amended July 23, 2009.
99.1	Press Release issued by Old National Bancorp dated July 23, 2009.